Exhibit 99.1

FOR IMMEDIATE RELEASE

UNIVERSAL AMERICAN CORP. REPORTS FIRST QUARTER 2012 RESULTS

Rye Brook, NY — April 30, 2012 — Universal American Corp. (NYSE: UAM) announced financial results for the quarter ended March 31, 2012.

First Quarter 2012 Results

•                  Net income was $20.8 million, or $0.25 per share.

•                  Revenues were $532 million.

Raises 2012 Guidance

•                  Universal American expects to earn approximately $0.64 to $0.68 per diluted share for 2012, excluding start-up costs for our Accountable Care Organizations and realized capital gains/losses.

Recent Developments

•                  Universal American completed the acquisition of APS Healthcare, a leading provider of specialty healthcare solutions primarily to Medicaid agencies, on March 2, 2012.

•                  Universal American’s new subsidiary, Collaborative Health Systems, partnered with physician groups to form nine Accountable Care Organizations (ACOs) that were approved for participation in the Medicare Shared Savings Program by CMS beginning April 1, 2012.  These nine ACOs include approximately 1,200 participating physicians covering an estimated 110,000 to 120,000 Original Medicare beneficiaries in Southeast Texas, New York, North Carolina, Georgia, Wisconsin, and Mississippi.

Results of First Quarter 2012

We reported net income for the first quarter of 2012 of $20.8 million, or $0.25 per share.  Adjusted net income for the first quarter of 2012 was $22.7 million, or $0.27 per share, which excludes the following after-tax items:

•                  $2.2 million, or $0.02 per share, of ACO start up costs;

•                  $3.4 million, or $0.04 per share, of transaction costs associated with the APS Healthcare acquisition;

•                  $0.8 million, or $0.01 per share, of charges incurred in connection with stock-based compensation issued before the Part D sale transaction; and

•                  $4.5 million or $0.05 per share, of net realized investment gains.

The results for the first quarter include $8.0 million, or $0.10 per share, after-tax, of favorable net prior period items.

Total revenues were $532 million.

Management Comments

Richard A. Barasch, Chairman and CEO commented, “Our Medicare Advantage business continued to perform well. Our benefit ratios, after netting out positive prior period items, remain in line with our expectations and we are seeing the effect of reducing our cost structure. Building on our successful Healthy Collaboration® model, we are partnering with nine physician groups, including the Southeast Texas physicians who have been the backbone of our success in Medicare Advantage, to participate as ACOs in the Medicare Shared Savings Program. Helping to create these ACOs demonstrates our ongoing commitment to working collaboratively with healthcare professionals and the government to improve the quality of care and manage healthcare costs for the benefit of the Medicare program and its beneficiaries.

“Second, we completed the acquisition of APS Healthcare, which provides us additional care management expertise with a particular focus on high-risk populations and experience with Medicaid contracting.  The transaction will allow us to participate in emerging opportunities in Medicaid, especially for the dual eligible population.”

Medicare Advantage

	Three Months Ended March 31,
Financial Performance ($ in millions)	2012	2011

Revenue	$426.1	$519.1

Operating Income	$29.2	$6.4

The increase in operating income for the first quarter of 2012 as compared to the first quarter 2011 was attributable to an improved MBR, including the benefit of positive prior period items, and lower administrative expenses driven by the execution of the cost reduction initiatives which began in 2011.

In the first quarter of 2012, our Medicare Advantage MBR was 81.1% as compared to 84.9% for the same period in 2011.  This includes favorable prior period items of $12.6 million, pre-tax, compared to unfavorable prior period items of $2.2 million, pre-tax, in the first quarter of 2011. Excluding these prior period items, the MBR was 83.5% for the first quarter of 2012.

Operating expenses for the first quarter of 2012 include $4.1 million of start-up expenses related to the development of our ACOs. The administrative expense ratio in the first quarter of 2012, excluding the ACO costs, was 12.3% compared to 15.4% in the first quarter of 2011.  Current Medicare Advantage membership is approximately 139,000.

Traditional Insurance

	Three Months Ended March 31,
Financial Performance ($ in millions)	2012	2011

Revenue	$70.1	$74.9

Operating Income	$4.4	$0.6

Our Traditional Insurance segment operating income increased year-over-year due to improved benefit and expense ratios, partially offset by lower net investment income. In the first quarter of 2012, our Traditional Insurance operating income included favorable prior period items of $1.0 million, pre-tax.  As previously disclosed, during 2012, the Company will be discontinuing new sales in this segment.

Corporate & Other

	Three Months Ended March 31,
Financial Performance ($ in millions)	2012	2011

Revenue	$28.7	$0.7

Operating Loss	$(6.0)	$(6.8)

Our Corporate & Other segment operating loss improved year-over-year due primarily to planned reduction in expenses, partially offset by debt service on our new term loan and $3.4 million of transaction costs related to our acquisition of APS Healthcare.

Investment Portfolio

Universal American’s $1.4 billion portfolio of cash and invested assets, as of March 31, 2012, had the following characteristics:

•                  57% is invested in U.S. Government and agency securities;

•                  The average credit quality of the longer term $1.1 billion fixed income portfolio improved to AA, with 52% invested in securities rated AA or higher; and

•                  Less than 1% of the portfolio is non-investment grade.

A complete listing of our fixed income investment portfolio as of March 31, 2012 is available for review in the financial supplement located in the Investors - Financial Reports section of our website, www.UniversalAmerican.com.

Balance Sheet and Liquidity

As of March 31, 2012, Universal American’s Balance Sheet had the following characteristics:

•                  Total cash and investments were $1.4 billion and total assets were $2.7 billion;

•                  Total policyholder liabilities were $1.1 billion and total liabilities were $1.7 billion;

•                  Stockholders’ equity was $1.1 billion and book value per share was $12.00 per diluted common share;

•                  Tangible book value per diluted common share (excluding accumulated other comprehensive income, goodwill, amortizing intangibles and deferred acquisition costs) was $7.95;

•                  Unregulated cash of $109 million;

•                  $150 million of bank debt; and

•                  $40 million of mandatorily redeemable preferred stock, reported as a liability, with an annual dividend rate of 8.5%.

The ratio of debt to total capital, excluding the effect of Accumulated Other Comprehensive Income and including Universal American’s mandatorily redeemable preferred stock as debt was 15.3%.

Conference Call

Universal American will host a conference call at 9:00 am Eastern Time on Tuesday, May 1, 2012, to discuss financial results and other corporate developments.  Interested parties may participate in the call by dialing (201) 493-6744. Please call in 10 minutes before the scheduled time and ask for the Universal American call. This conference call will also be available live over the Internet and can be accessed at Universal American’s website at www.UniversalAmerican.com, and clicking on the “Investors” link in the upper right. To listen to the live call on the website, please go to the website at least 15 minutes early to download and install any necessary audio software. A replay of the call will be available on the investor relations section of the Company’s website for approximately 60 days following the call.

Prior to the conference call, Universal American will make available on its website a first quarter 2012 Investor Presentation and supplemental financial data in connection with its quarterly earnings release. You can access the First Quarter 2012 Investor Presentation and supplemental financial data at www.UniversalAmerican.com in the “Investors” section under the “Presentations” and “Financial Reports” sections, respectively.

About Universal American Corp.

Universal American (NYSE: UAM), through our family of healthcare companies, provides health benefits to people covered by Medicare and/or Medicaid. We are dedicated to working collaboratively with healthcare professionals in order to improve the health and well-being of those we serve and reduce healthcare costs.  For more information on Universal American, please visit our website at www.UniversalAmerican.com.

*              *              *

Forward Looking Statements

This news release and oral statements made from time to time by our executive officers may contain “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Such statements that are not historical facts are hereby identified as forward-looking statements and intended to be covered by the safe harbor provisions of the PSLRA and can be identified by the use of the words “believe,” “expect,” “predict,” “project,” “potential,” “estimate,” “anticipate,” “should,” “intend,” “may,” “will,” and similar expressions or variations of such words, or by discussion of future financial results and events, strategy or risks and uncertainties, trends and conditions in our business and competitive strengths, all of which involve risks and uncertainties.

Where, in any forward-looking statement, we or our management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Our actual results may differ materially from our expectations, plans or projections. We warn you that forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond our ability to control or predict with accuracy and some of which we might not even anticipate.  We give no assurance that we will achieve our expectations and we do not assume responsibility for the accuracy and completeness of the forward-looking statements. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors, including the risk factors described in the risk factor section of our SEC reports. A summary of the information set forth in the “Risk Factors” section of our SEC reports and other risks includes, but is not limited to the following:  we are subject to extensive government regulation; the CMS sanction that suspended us from marketing to and enrolling new members in our Medicare Advantage plans during the 2011 annual enrollment period had and may continue to have a material adverse effect on the Medicare Advantage business, financial condition and results of operations; the potential that CMS and/or other regulators could impose significant fines, penalties or operating restrictions on the Company; recently enacted healthcare legislation and subsequent rules promulgated by CMS could have a material adverse effect on our opportunities for growth and our financial results; we may continue to experience membership losses in our Medicare Advantage business; reductions in funding for Medicare programs could materially reduce our profitability; we may invest significant capital and management attention in new business opportunities that may not be successful; failure to reduce our operating costs could have a material adverse effect on our financial position, results of operations and cash flows; we may not be able to improve our CMS star ratings which may cause certain of our plans to be terminated or to receive less bonuses or rebates than our competitors; we may experience higher than expected loss ratios which could materially adversely affect our results of operations; compliance with laws and regulations is complex and expensive, and any violation of the laws and regulations applicable to us could reduce our revenues and profitability and otherwise adversely affect our operating results and/or impact our ability to sell Medicare products; changes in governmental regulation or legislative reform could increase our costs of doing business and adversely affect our profitability; a substantial portion of our revenues are tied to our Medicare businesses and regulated by CMS and if our government contracts are not renewed or are terminated, our business could be substantially impaired; we no longer sell long-term care insurance and the premiums that we charge for the long-term care policies that remain in force may not be adequate to cover the claims expenses that we incur; any failure by us to manage our operations or to successfully complete or integrate acquisitions, dispositions and other significant transactions could harm our financial results, business and prospects; problems may arise in successfully integrating the APS Healthcare business, which may result in Universal American not operating as effectively and efficiently as expected or failing to achieve the expected benefits of the transaction; Universal American may be unable to achieve cost-cutting synergies arising out of the transaction or it may take longer than expected to achieve those synergies; the APS Healthcare transaction may involve unexpected costs, unexpected liabilities or unexpected delays; a substantial portion of APS Healthcare’s revenues are tied to short-term customer contracts which generally can be terminated without cause.  Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Universal American.

All forward-looking statements included in this release are based upon information available to Universal American as of the date of the release, and we assume no obligation to update or revise any such forward-looking statements.

(Tables to follow)

UNIVERSAL AMERICAN CORP. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

In millions, except per share amounts

(Unaudited)

	Three Months Ended March 31,
Consolidated Results	2012	2011

Net premiums and policyholder fees	$496.6	$580.2
Net investment income	11.3	13.1
Other income	16.9	1.4
Realized gains	6.9	—
Total revenues	531.7	594.7

Policyholder benefits	402.0	489.2
Change in deferred acquisition costs	1.3	1.9
Amortization of present value of future profits	1.4	1.2
Commissions and general expenses, net of allowances	92.5	102.2
Total benefits and expenses	497.2	594.5

Income from continuing operations before income taxes	34.5	0.2

Income taxes (benefit)(1)	13.7	(1.1)

Net income from continuing operations	20.8	1.3

Loss from discontinued operations, net of tax	—	(33.1)

Net income (loss)	$20.8	$(31.8)

Per Share Data (Diluted)
Continuing operations	$0.25	$0.02
Discontinued operations	—	(0.42)
Net income (loss)	$0.25	$(0.40)

Diluted weighted average shares outstanding	83.1	80.0

See following page for explanation of footnote.

UNIVERSAL AMERICAN CORP. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

In millions, except per share amounts

(Unaudited)

	Three Months Ended March 31,
Income (Loss) before Taxes by Segment	2012	2011

Medicare Advantage	$29.2	$6.4
Traditional Insurance	4.4	0.6
Corporate & Other	(6.0)	(6.8)
Realized gains	6.9	—

Income before taxes	$34.5	$0.2

BALANCE SHEET DATA	March 31, 2012
Total cash and investments	$1,385.3
Total assets	$2,737.9
Total policyholder related liabilities	$1,149.3
Total reinsurance recoverable (ceded policyholder liabilities)	$673.3
Outstanding bank debt	$150.0
Mandatorily Redeemable Preferred Shares	$40.0
Total stockholders’ equity	$1,066.3
Diluted book value per common share	$12.00
Diluted common shares outstanding at balance sheet date	88.8

Non-GAAP Financial Measures *
Total stockholders’ equity (excluding AOCI) *	$1,051.1
Diluted book value per common share (excluding AOCI) * (2)	$11.83
Diluted tangible book value per common share (excluding AOCI) * (3)	$7.95
Debt to total capital ratio (excluding AOCI) * (4)	15.3%

	Three Months Ended March 31,
	2012	2011

Adjusted net income (5)	$22.7	$0.8
Per share (diluted) — Adjusted net income	$0.27	$0.01

*                 Non-GAAP Financial Measures - See supplemental tables on the following pages of this release for a reconciliation of these items to financial measures calculated under U.S. generally accepted accounting principles (GAAP).

(1)          The effective tax rate from continuing operations was 39.9% for the first quarter of 2012. State income taxes and permanent items, relating to non-deductible executive compensation, APS Healthcare transaction costs and non-deductible interest drove the effective rate in excess of the 35% federal rate. The effective tax rate for the first quarter of 2011 was more than 100% due to the relative impact of permanent items and revenue-based state taxes on our low pre-tax income level. The first quarter of 2011 also included non-recurring tax benefits of $0.5 million related to income tax refunds.

(2)          Diluted book value per common share (excluding AOCI) represents Total Stockholders’ Equity, excluding accumulated other comprehensive income (loss) (“AOCI”), plus assumed proceeds from the exercise of vested, in-the-money options, divided by the total shares outstanding plus the shares assumed issued from the exercise of vested, in-the-money options.

(3)          Tangible book value per common share represents Total Stockholders’ Equity, excluding AOCI and intangible assets plus assumed proceeds from the exercise of vested, in-the-money options, divided by the total shares outstanding plus the shares assumed issued from the exercise of vested, in-the-money options.

(4)          The Debt to Total Capital Ratio (excluding AOCI) is calculated as the ratio of the sum of the Outstanding Bank Debt and the Mandatorily Redeemable Preferred Shares to the sum of Stockholders’ Equity (excluding AOCI) plus Outstanding Bank Debt plus the Mandatorily Redeemable Preferred Shares.

(5)          Adjusted net income is calculated as net income excluding discontinued operations, pre Part D Transaction stock-based compensation expenses, non-recurring tax benefits, APS Healthcare transaction costs, ACO start up costs and after-tax realized gains and losses.

UNIVERSAL AMERICAN CORP. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP FINANCIAL MEASURES

In millions, except per share amounts

(Unaudited)

Universal American uses both GAAP and non-GAAP financial measures to evaluate the Company’s performance for the periods presented in this press release. You should not consider non-GAAP measures to be an alternative to measurements required by GAAP. Because Universal American’s calculation of these measures may differ from the calculation of similar measures used by other companies, investors should be careful when comparing Universal American’s non-GAAP financial measures to those of other companies. The key non-GAAP measures presented in our press release, including reconciliation to GAAP measures, are set forth below.

	March 31, 2012	December 31, 2011
Total Stockholders’ Equity (excluding AOCI)
Total stockholders’ equity	$1,066.3	$953.1
Less: Accumulated other comprehensive income	(15.2)	(11.2)

Total stockholders’ equity (excluding AOCI)	$1,051.1	$941.9

Universal American uses total stockholders’ equity (excluding AOCI), as a basis for evaluating growth in equity on both an absolute dollar basis and on a per share basis, as well as in evaluating the ratio of debt to total capitalization. We believe that fluctuations in stockholders’ equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the performance of Universal American’s core business operations.

	March 31, 2012	December 31, 2011
Diluted Book Value per Common Share

Total stockholders’ equity	$1,066.3	$953.1
Proceeds from assumed exercises of vested options	—	—
	$1,066.3	$953.1
Diluted common shares outstanding	88.8	81.5

Diluted book value per common share	$12.00	$11.70

Total stockholders’ equity (excluding AOCI)	$1,051.1	$941.9
Proceeds from assumed exercises of vested options	—	—
	$1,051.1	$941.9
Diluted common shares outstanding	88.8	81.5

Diluted book value per common share (excluding AOCI)	$11.83	$11.56

As noted above, Universal American uses total stockholders’ equity (excluding AOCI), as a basis for evaluating growth in equity on a per share basis. We believe that fluctuations in stockholders’ equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive loss, do not relate to the performance of Universal American’s core business operations.

March 31, 2012
Tangible Book Value per Common Share

Total stockholders’ equity (excluding AOCI)	$1,051.1
Less: intangible assets (1)	(344.9)
Proceeds from assumed exercises of vested options	—
$706.2
Diluted common shares outstanding	88.8

Tangible book value per common share	$7.95

Universal American uses tangible book value per common share as a basis for evaluating the value of the Company’s tangible net assets on a per share basis.

(1)  Intangible assets include goodwill ($247.2 million), deferred acquisition costs, net of taxes ($68.3  million) and amortizing intangible assets, net of taxes ($29.4 million).

UNIVERSAL AMERICAN CORP. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP FINANCIAL MEASURES

In millions

(Unaudited)

	March 31, 2012	December 31, 2011
Debt to Total Capital Ratio
Outstanding bank debt	$150.0	$—
Mandatorily Redeemable Preferred Shares	40.0	40.0
Total outstanding debt	$190.0	$40.0

Total stockholders’ equity	$1,066.3	$953.1
Outstanding bank debt	150.0	—
Mandatorily Redeemable Preferred Shares	40.0	40.0
Total capital	$1,256.3	$993.1

Debt to total capital ratio	15.1%	4.0%
Total stockholders’ equity (excluding AOCI)	$1,051.1	$941.9
Total outstanding bank debt	150.0	—
Mandatorily Redeemable Preferred Shares	40.0	40.0
Total capital	$1,241.1	$981.9

Debt to total capital ratio (excluding AOCI)	15.3%	4.1%

As noted above, Universal American uses total stockholders’ equity (excluding AOCI), as a basis for evaluating the ratio of debt to total capital. We believe that fluctuations in stockholders’ equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the performance of Universal American’s core business operations.

Adjusted Net Income / (Loss) ($ in millions, except per share amounts)

	Three Months Ended March 31,
	2012	2011

Net income (loss)	$20.8	$(31.8)
Discontinued operations, after-tax	—	33.1
Net realized gains, after-tax	(4.5)	—
Non-recurring tax benefit	—	(0.5)
ACO start up	2.2	—
Other non-recurring items, after tax	4.2	—
Adjusted net income	$22.7	$0.8

Per share (diluted)
Net income (loss)	$0.25	$(0.40)
Discontinued operations, after tax	—	0.42
Net realized gains, after-tax	(0.05)	—
Non-recurring tax benefit	—	(0.01)
ACO start up	0.02	—
Other non-recurring, after tax	0.05	—
Adjusted net income	$0.27	$0.01

Universal American uses adjusted net income, calculated as net income excluding discontinued operations, pre-Part D transaction stock based compensation expenses, non-recurring tax benefits, APS Healthcare transaction costs, ACO start-up costs and after-tax net realized investment gains, as a basis for evaluating operating results. Although the excluded items may recur, we believe that these items do not relate to the performance of Universal American’s core business operations and that adjusted net income provides a more useful comparison of our business performance from period to period.

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CONTACT:	- OR-	INVESTOR RELATIONS COUNSEL:
Robert A. Waegelein		The Equity Group Inc.
Co-President &		www.theequitygroup.com
Chief Financial Officer (914) 934-8820		Linda Latman (212) 836-9609